Filed# 24184-2004

Sep 09, 2004

In the Office of Dean Heller, Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708



ARTICLES OF INCORPORATION
(Pursuant to NRS 78)


Important. Read attached instructions before completing form.
ABOVE SPACE IS FOR OFFICE USE ONLY.


1. Name of Corporation: Arch Management Services Inc.


2. Resident Agent Name
and Street Address:
(must be a Nevada address
where process may be served): Name: Corporate Creations Network Inc.

Street Address: 8275 South Eastern Avenue, #200-47

City: Las Vegas NV  Zip Code: 89123

Optional Mailing Address  City State Zip Code


3. Shares: (number of shares corporation authorized to issue)

Number of shares with par value 100,000,000
Par value: $.001 Number of shares without par value: 0

4. Names and Addresses of Board of Directors/Trustees:
(attach additional page there is more than 3 directors/trustees)

1. Name: Nigel Johnson
Street Address: 4-2341 West Broadway COUNTRY: CANADA  City: Vancouver
State: BC  Zip Code: V6K 2E6

2. Name: Alfred Nutt
Street Address: 4-2341 West Broadway COUNTRY: CANADA  City: Vancouver
State: BC  Zip Code: V6K 2E6

5. PURPOSES:
(optional-see instructions)
The purpose of this corporation shall be: Any lawful purpose.

6. Names, Address and Signature of Incorporator
(attach additional page there is more than 1 incorporator)
Name: Corporate Creations International Inc. Taide Baez, VP  /s/ Taide Baez
Address: 941 Fourth Street City: Miami Beach State: FL  Zip Code: 33139

7. Certificate of Acceptance of Appointment of Resident Agent
I hereby accept appointment as Resident Agent for the above named corporation.

Authorized Signature of R.A. or On Behalf of R.A. Company  /s/ Taide Baez
Date: 9/9/04

This form must be accompanied by appropriate fees. See attached fee schedule.